Exhibit  10.1

This Assignment Agreement (the “Agreement”) is made and effective September 1, 2010

BETWEEN:

INFO-ACCENT SDN BHD, a corporation organized and existing under the laws of Malaysia, with its head office located at:

A-1-5 Jaya One

72A Jalan Universiti

46200 Petaling Jaya

Selangor

AND:

MOHD ARIS BERNAWI (the "Developer"),

Lot 3026 Off Jalan Embun

Km 8 Jalan Hulu Kelang

Kg Baru Hulu Kelang

68000 Ampang

Selangor

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties intending to be legally bound hereby, do promise and agree as follows:

1.

ASSIGNMENT

Developer hereby assigns to the Company exclusively throughout the world all right, title and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A ("Methodology"), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, database rights and all other intellectual and industrial property rights of any sort and all business, contract rights and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

2.

CONSIDERATION

The Company agrees to cause its parent company, Global MobileTech, Inc. to issue to Developer 50,000 shares of restricted common stock of Global MobileTech, Inc., pursuant to the provisions of a Securities Purchase Agreement of even date herewith between the Company and Developer. Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

3.

FURTHER ASSURANCES; MORAL RIGHTS; COMPETITION; MARKETING

Developer agrees to assist the Company in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to under this Section 3, Developer hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights"). To the extent Developer retains any such Moral Rights under applicable law, Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company; Developer agrees not to assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.

CONFIDENTIAL INFORMATION

Developer will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Developer (i) can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to the Proprietary Information and Inventions Agreement by and between Developer and the Company of even date herewith. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5.

WARRANTY

Developer represents and warrants to the Company that the Developer: (i) was the sole owner (other than the Company) of all rights, title and interest in the Intellectual Property and the Methodology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Methodology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1 (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Methodology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1, and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6.

NOTICE

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed to the above-mentioned addresses or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

7.

MODIFICATION OF AGREEMENT

This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

8.

ENTIRE AGREEMENT

This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

9.

SEVERABILITY OF AGREEMENT

If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

10.

GOVERNING LAW

It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of Malaysia.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

INFO-ACCENT SDN BHD

By:  /s/ Valerie Looi

Name:  Valerie Looi

Title: Director

By:  /s/ Mohd Aris Bernawi

       Mohd Aris Bernawi

EXHIBIT “A”

Abstract

The methodology relates to performing the optimal sizing of a solar PV-wind hybrid system.  The methodology aims at finding the configuration, among a set of system components, which meets the desired system reliability requirements with the lowest value of levelized cost of energy (LCE).

Modeling a solar PV-wind hybrid system is considered as the first step in the optimal sizing procedure.  In this paper, more accurate mathematical models for characterizing PV module, wind generator and battery are proposed.  The second step is to optimize the sizing of a system according to the loss of power supply probability (LPSP) and the LCE concepts.

Considering various types and capacities of system devices, the configurations which can meet the desired system reliability are obtained by changing the type and size of components that make up the system.  The configuration with the lowest LCE gives the optimal choice.

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